EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-283652, File No. 333-283648, File No. 333-278605, File No. 333- 271430, File No. 333-265016 and File No. 333-258129) and the Registration Statement on Form S-3 (File No. 333-266858) of our report dated March 20, 2025 relating to the consolidated financial statements of Twin Vee PowerCats Co. and Subsidiaries as of and for the years ended December 31, 2024 and 2023 appearing in this Annual Report on Form 10-K.

/s/ GRASSI & CO., CPAs, P.C.
Jericho, New York
March 20, 2025